Exhibit 23

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-57426 of TMSF Holdings, Inc. on Form S-8 of our report, dated March 22, 2001, appearing in this Annual Report on Form 10-KSB of TMSF Holdings, Inc. for the year ended December 31, 2003.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 30, 2004